UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2008

GSI Commerce, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-16611	04-2958132
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

935 First Avenue, King of Prussia, Pennsylvania	19406
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 491-7000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously announced, on February 13, 2008, GSI Commerce, Inc. (the “Company”) acquired e-Dialog, Inc. (“e-Dialog”) pursuant to that Agreement and Plan of Merger, dated January 23, 2008, by and among the Company, Dolphin Acquisition Corporation, a wholly owned subsidiary of the Company, e-Dialog and the Stockholders’ Representative (as defined therein). The Company is filing this Current Report on Form 8-K for the purpose of incorporating the audited financial statements of e-Dialog and pro forma financial information of the Company described in Item 9.01 below into the Registration Statement on Form S-4 that the Company intends to file in connection with the Company’s previously announced acquisition of Innotrac Corporation (“Innotrac”) pursuant to that Agreement and Plan of Merger, dated October 5, 2008, among the Company, Bulldog Acquisition Corp., a wholly owned subsidiary of the Company, and Innotrac.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are filed herewith:

(a) Financial Statements of Business Acquired.

The audited consolidated balance sheet of e-Dialog as of December 31, 2007, and the related consolidated statements of operations and cash flows, together with the report of independent auditor thereto, are included as Exhibit 99.1 to this report and incorporated by reference herein.

(b) Pro Forma Financial Information.

The Company’s unaudited pro forma condensed consolidated statements of operations for the fiscal year ended December 29, 2007 and the six-month period ended June 28, 2008 are included as Exhibit 99.2 to this report and incorporated by reference herein.

(d)	Exhibits.

Exhibit No.	Description
23.1	Consent of Independent Auditors of E-Dialog.
99.1	Audited Consolidated Financial Statements of e-Dialog for the year ended December 31, 2007.
99.2	Unaudited Pro Forma Consolidated Financial Information of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 4, 2008	GSI COMMERCE, INC.

	By:	/s/ Arthur H. Miller
Name: Arthur H. Miller Title: Executive Vice President and Secretary

EXHIBIT INDEX

Exhibit No.	Description
23.1	Consent of Independent Auditors of E-Dialog.
99.1	Audited Consolidated Financial Statements of e-Dialog for the year ended December 31, 2007.
99.2	Unaudited Pro Forma Consolidated Financial Information of the Company.

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